NOTICE OF GUARANTEED DELIVERY
                         NAVIGATOR GAS TRANSPORT PLC

                                for Tender of
             10 1/2% First Priority Ship Mortgage Notes due 2007
                     (including those in book-entry form)

      This form or a facsimile hereof must be used by a holder of the 10 1/2% First Priority Ship Mortgage Notes due 2007 of Navigator Gas Transport PLC ("Navigator Gas Transport") (the "Old First Priority Notes"), who wishes to tender Old First Priority Notes to United States Trust Company of New York, as First Priority Notes Exchange Agent (the "First Priority Notes Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer-Guaranteed Delivery Procedures" of the Prospectus, dated _______, 199_ (the "Prospectus"), relating to the offer by Navigator Gas Transport to exchange the Old First Priority Notes for the 10 1/2% First Priority Ship Mortgage Notes due 2007 that have been registered under the Securities Act of 1933, as amended, and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old First Priority Notes pursuant to such guaranteed delivery procedures must ensure that the First Priority Notes Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on ___________, 199_, or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). This form, properly completed and executed, may be delivered by hand, mail or facsimile transmission to the First Priority Notes Exchange Agent. In addition, in order to utilize the guaranteed delivery procedures to tender Old First Priority Notes pursuant to the Exchange Offer, tender must be made through an Eligible Institution and a properly completed and duly executed Notice of Guaranteed Delivery must be received prior to the Expiration Date. Thereafter, a properly completed and executed Letter of Transmittal (or facsimile thereof) and certificate(s) representing all tendered Old First Priority Notes (or a confirmation of book-entry transfer of such Old First Priority Notes into the First Priority Notes Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal must be received by the First Priority Notes Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Prospectus or the Letter of Transmittal.

   BY REGISTERED OR CERTIFIED MAIL:     BY HAND (UNTIL 4:30 PM., NEW YORK TIME):
             P.O. Box 844                             111 Broadway
                                                       Lower Level
            Cooper Station                      New York, New York 10006
       New York, New York 10276             Attention: Corporate Trust Window
 Attention: Corporate Trust Services

BY OVERNIGHT MAIL OR COURIER, OR BY HAND                 BY FACSIMILE
    (AFTER 4:30 P.M., NEW YORK TIME):         (FOR ELIGIBLE INSTITUTIONS ONLY):
              770 Broadway
               13th Floor                               (212) 420-6152
        New York, New York 10003             confirm by telephone (800) 548-6565
   Attention: Corporate Trust Services

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


                                  GUARANTEE
                   (Not to be used for signature guarantee)

      The undersigned, being a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an Eligible Guarantor Institution within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the First Priority Notes Exchange Agent the certificates representing the Old First Priority Notes being tendered hereby or confirmation of book-entry transfer of such Old First Priority Notes into the First Priority Notes Exchange Agent's account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, all within five New York Stock Exchange trading days after the Expiration Date.

                                (Name of Firm)


                            (Authorized Signature)


                                    (Name)


                                   (Title)


                                  (Address)


                                  (Zip Code)


                        (Area Code and Telephone No.)


Dated: _________________________


DO NOT SEND CERTIFICATES REPRESENTING OLD FIRST PRIORITY NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD FIRST PRIORITY NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COMPLETED AND EXECUTED LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Navigator Gas Transport, in accordance with Navigator Gas Transport's offer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old First Priority Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 2 of the Letter of Transmittal.

Name(s) of registered holder(s):

                             (Please Type or Print)


Address:







Area Code and Telephone No.:

Principal Amount of Old First Priority Notes Tendered:

Certificate Number(s) or Account
Number(s) at Book-Entry Facility
for Old First Priority Notes (if available):

Aggregate Principal Amount
Represented by Old Note(s):

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.




Signature of Holder(s):




Date:

      MUST BE SIGNED BY THE HOLDER(S) OF THE OLD FIRST PRIORITY NOTES AS THEIR NAME(S) APPEAR(S) ON CERTIFICATES OR BOOK-ENTRY ACCOUNTS FOR OLD FIRST PRIORITY NOTES OR ON A SECURITY POSITION LISTING, OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST SET HIS OR HER FULL TITLE BELOW.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):



Capacity:

Address(es):